Exhibit D
Jazz Pharmaceuticals Overview

Our Mission
Jazz Pharmaceuticals is a dynamic specialty
biopharmaceutical company that identifies, develops and
commercializes innovative products to address unmet
medical needs in focused therapeutic areas, always keeping
in mind our mission to improve patients’ lives.

Living Our Core Values is Key to Our Success
Pursuit of
Excellence
Innovation
Passion
Integrity
Collaboration

Jazz Pharmaceuticals

Innovation that performs

Jazz Pharmaceuticals

A philosophy that each
talented team member,
working in collaborative and
creative teams, contributes
to a common goal to
improve patients’ lives.
What’s in Our Name?
Inspired by the talented
jazz musicians who come
together, each a specialist
with individual style, to
make music in concert.

We bring valuable therapies to
help patients overcome
challenging, complex diseases.
We provide comprehensive
support services to help
ensure access to and safe
and appropriate use of
these therapies.
Patient-First Approach

PRIALT
ZICONOTIDE INTRATHECAL INFUSION

XYREM
(sodium oxybate) oral solution CIII

FazaClo
(clozapine, USP)
Orally Disintegrating Tablets

Solvay Pharmaceuticals

LUVOX CR
fluvoxamine maleate extended-release capsules

Erwinase
CRISANTASPASE

Erwinaze
asparaginase
Erwinia chrysanthemi

Jazz Pharmaceuticals

February 2007
Licensed from
March 2003
Jazz
Pharmaceuticals
Founded
Executing on Growth Strategy
June 2005
Acquired
Orphan Medical
January 2012
Merger with
Azur Pharma
June 2012
Acquired
EUSA Pharma

Expect to close 1Q14
Acquisition of Gentium
Defitelio™
February 2013
Agreement with Concert
Pharmaceuticals
JZP-386

XYREM®
(sodium oxybate) oral solution CIII

Erwinaze®
asparaginase
Erwinia chrysanthemi

Erwinase®
CRISANTASPASE

Kidrolase®
E COLI L-ASPARAGINASE

PRIALT®
ZICONOTIDE
INTRATHECAL INFUSION

FazaClo®
(clozapine, USP)
Orally Disintegrating Tablets

Versacloz™
(clozapine, USP) Oral Suspension
50 mg/mL

Jazz Pharmaceuticals

New Addition to our Commercial Portfolio
HEMATOLOGY/
ONCOLOGY
NARCOLEPSY
PAIN
PSYCHIATRY
Defitelio™
(defibrotide)
•Debilitating and complex conditions impacting small patient populations
•High unmet treatment needs
•Treated by a small number of physicians
•Physician education by Medical Science Liaisons and Specialty Sales
•Require patient support services and monitoring for safe and appropriate use

Our International Footprint
Headquarters:
Dublin, Ireland

Multiple Offices, including:
Palo Alto, CA, U.S.A.
Philadelphia, PA, U.S.A.
Oxford, U.K.
More than 700 employees* in 12 countries worldwide.
Distributing specialty pharmaceutical products in the United
States and, through our international division, in multiple
markets outside of the United States.
*As of October 2013. For more information go to www.jazzpharmaceuticals.com

International Commercial Platform Provides
Global Reach
Jazz Direct Market
Partner Market
Direct presence in 10 EU countries & Canada
•Significant in 6 major EU markets (UK, Germany, France, Netherlands, Spain, Poland)
•Current infrastructure includes 40 sales representatives, 18 Medical Science Liaisons
Indirect (Commercial Partners) extend the international reach to over 80 countries
•Strong relationships built over many years
•Agreements can easily accommodate additional products
•Ability to easily move to Direct Infrastructure given a strategic rationale

Patient Benefit:

Life Threatening Condition = High Unmet Medical Need

Unique product

Focused Target Physician Group

Approved in EUROPE with considerable named patient experience

Jazz Pharmaceuticals

Defitelio – A compelling proposition
CONFIDENTIAL

Therapeutic Area Fit	Customer relationships	Haematology Heritage	Synergies with ALL portfolio
Transferable Skills	Orphan Drug Experience	Market Access & Reimbursement	Strong Commercial and Medical Teams
Geographic	Synergistic Footprint	Scales EU Organisation	Opportunity to streamline partner markets
Company Fit	Culture – patient first	Entrepreneurial	Compliance Focused

Jazz Pharmaceuticals

A Compelling Fit With Jazz Pharmaceuticals
CONFIDENTIAL

Jazz Pharmaceuticals™
Innovation that performs

gentium
a new healthcare research company

Jazz Pharmaceuticals

Working Together to Realise Our Mission Statements
• Mission statements point to improving lives of patients with high unmet medical need
• Integration of the Gentium team
• Together Jazz and Gentium can optimise the launch of Defitelio
CONFIDENTIAL

Focused on Life: Providing new
therapies to care-givers for diseases
that currently have few or no treatment
options with the aim to improve the
lives of those faced with rare diseases
with high unmet medical needs.
Jazz Pharmaceuticals is a dynamic
specialty biopharmaceutical company
that identifies, develops and
commercializes innovative products to
address unmet medical needs in
focused therapeutic areas, always
keeping in mind our mission to
improve patients’ lives.

Execution, Growth and Long-term Value Creation
Differentiated
Products
Lifecycle
Management
R&D
High growth products
for complex
conditions
and unmet needs
Proven investments
to expand our
product lifecycles
Commitment to R&D
to address new
treatment categories
Business
Development
Disciplined
corporate
development
growth strategy
Specialty
Expertise
Specialty platform
and scalable
commercial
infrastructure to
support continued
growth

Our Growth Strategy: Business Development
• Nimble, entrepreneurial organization
• Demonstrated commercial success
• Experience with complicated,
 “high touch” products
• Strong balance sheet
• Disciplined approach to
 resource allocation
Strengths

Top Priorities for Review
• Currently marketed or
 close to approval
• Important unmet needs
• Targeted to specialty audiences
• Meaningful exclusivity
• Attractive financial return

Our Growth Strategy: Research and Development

NARCOLEPSY

OTHER
ONCOLOGY
• JZP-386: Pre-clinical
*For information on products marketed in each of these therapeutic areas go to www.jazzpharmaceuticals.com
• IV administration: PK study
• Adolescents and Young Adults (AYA): PK study
• Pegylated recombinant erwinia asparaginase: Phase I (EU)
• Anti-CD25 monoclonal antibody for the treatment of steroid-
 refractory acute graft vs. host disease: Phase III (EU)
Our development pipeline projects include line extensions for existing products, the generation of additional clinical data for existing products, and clinical development of new product candidates.

Additional Information
The tender offer for the outstanding shares of Gentium S.p.A. (including those shares represented by American Depositary Shares)
referenced in this presentation has not yet commenced. The statement in this presentation is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of Gentium, nor is it a substitute for the tender offer materials that Jazz Pharmaceuticals and its acquisition subsidiary will file with the U.S. Securities and Exchange Commission (the “SEC”)
upon commencement of the tender offer. At the time the tender offer is commenced, Jazz Pharmaceuticals and its acquisition subsidiary will file tender offer materials on Schedule TO, and Gentium will file a Solicitation/Recommendation Statement on
Schedule 14D-9 with the SEC with respect to the tender offer. The tender offer materials (including an Offer to Purchase, a related
Letter of Transmittal and certain other tender offer documents) and the Solicitation/Recommendation Statement will contain important information. Holders of shares of Gentium are urged to read these documents when they become available because they will contain important information that holders of Gentium securities should consider before making any decision regarding tendering their securities. The Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the
Solicitation/Recommendation Statement, will be made available to all holders of shares of Gentium at no expense to them. Investors and security holders may obtain free copies of these documents (when they are available) and other related documents filed with the SEC at the SEC’s web site at http://www.sec.gov or by (i) directing a request to Jazz Pharmaceuticals plc, c/o Jazz
Pharmaceuticals, Inc., 3180 Porter Drive, Palo Alto, California 94304, U.S.A., Attention: Investor Relations, (ii) calling +353 1 634
7892 (Ireland) or + 1 650 496 2800 (U.S.) or (iii) sending an email to investorinfo@jazzpharma.com. Investors and security holders may also obtain free copies of the documents filed with the SEC on Jazz Pharmaceuticals‘ website at
www.jazzpharmaceuticals.com under the heading "Investors" and then under the heading "SEC Filings."
In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the
Solicitation/Recommendation Statement, Jazz Pharmaceuticals and Gentium file annual, quarterly (except in the case of Gentium)
and special reports and other information with the SEC. You may read and copy any reports or other information filed by Jazz
Pharmaceuticals or Gentium at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the
Commission at 1-800-SEC-0330 for further information on the public reference room. Jazz Pharmaceuticals’ and Gentium’s filings with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the
SEC at http://www.sec.gov.